EX-99.906CERT

CERTIFICATION

Henry Hewitt, Chief Executive Officer, and Chief Financial Officer of Light Revolution Fund, Inc. (the “Registrant”), certifies to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

Light Revolution Fund, Inc.

Light Revolution Fund, Inc.

/s/ Henry Hewitt

/s/ Henry Hewitt

Henry Hewitt

Henry Hewitt

Date: 7/9/03

Date: 7/9/03

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Light Revolution Fund, Inc. and will be retained by Light Revolution Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.